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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320, 33-99464,
33-99466, 33-99470, 333-04008), the Registration Statement on Form S-3 (No. 333-
48663) and the Registration Statement on Form S-4 (No. 333-51491) of PSINet Inc. of our auditor's opinion dated September 4, 1998, with respect to the financial statements as of and for the period ended December 31, 1997 of INTERACTIVE NETWORX Gesellschaft zur Vermarktung interacktiver Online- und Netzwerk Dienste mbH, Berlin, contained in the Current Report on Form 8-K of PSINet Inc.



Price Waterhouse GmbH
Wirtschaftspruefungsgesellschaft


/s/ A. Slotta
Wirtschaftspruefer



Berlin, Germany
September 14, 1998

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